EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2008, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-147720) and related Prospectus of Broadview Networks Holdings, Inc. and Subsidiaries for the registration of       shares of its common stock.

/s/ Ernst & Young LLP
New York, New York

June 27, 2008